UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Riverway, Suite 300 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders for the year ended June 30, 2015 of Synthesis Energy Systems, Inc. (the “Company”), which was held on November 20, 2015, six directors were elected for terms expiring on the date of the annual meeting for the year ended June 30, 2016. As to each nominee for director, the results of the voting were as follows:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Lorenzo Lamadrid	39,754,902	1,767,451	15,907,388
Robert Rigdon	41,104,882	417,471	15,907,388
Denis Slavich	41,071,407	450,946	15,907,388
Harry Rubin	41,071,757	450,596	15,907,388
Xu, Ziwang	41,104,907	417,446	15,907,388
Charles Brown	41,071,382	450,971	15,907,388

The result of the vote on the approval of the 2015 Long Term Incentive Plan was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
39,526,338	1,585,611	410,403	15,907,389

The result of the vote on the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
56,791,631	429,614	208,496	0

A copy of the 2015 Long Term Incentive Plan is filed herewith as Exhibit 10.1.

Item 9.01             Financial Statements and Exhibits

Exhibits

*10.1	Synthesis Energy Systems, Inc. 2015 Long Term Incentive Plan.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: November 20, 2015	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer